UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2024

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Redeemable warrants exercisable for one share of Common Stock at an exercise price of $5.19	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

1. On April 24, 2024, Netcapital Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Geary Purchase Agreement”) with Steven Geary, a member of the Company’s board of directors for the issuance and sale in a private placement (the “Private Placement”) of: 239,274 shares (the “Geary Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share of $0.1324 (which price represents the “Minimum Price” under Nasdaq Rule 5635(d)), in consideration of Mr. Geary’s cancellation of $31,680 of outstanding indebtedness owed to him by the Company. The Geary Shares were issued as restricted securities as defined in Rule 144 of the Securities Act of 1933, as amended on April 24, 2024. We did not receive any proceeds for the issuance of the Geary Shares.

2. On April 24, 2024, the Company entered into a Stock Purchase Agreement (the “Riss Purchase Agreement”) with Paul Riss, a member of the board of directors of Netcapital Funding Portal, Inc. which is a wholly-owned subsidiary of the Company for the issuance and sale in a private placement (the “Private Placement”) of: 442,024 shares (the “Riss Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share of $0.1324 (which price represents the “Minimum Price” under Nasdaq Rule 5635(d)), in consideration of Mr. Riss’ cancellation of $58,524 of outstanding indebtedness owed to him by the Company. The Riss Shares were issued as restricted securities as defined in Rule 144 of the Securities Act of 1933, as amended on April 24, 2024. We did not receive any proceeds for the issuance of the Riss Shares.

The foregoing descriptions of terms and conditions of the Geary Purchase Agreement and the Riss Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the Geary Purchase Agreement and the Riss Purchase Agreement, which are attached hereto as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Geary Shares and the Riss Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated April 24, 2024 between Netcapital Inc. and Steven Geary
10.2	Stock Purchase Agreement dated April 24, 2024 between Netcapital Inc. and Paul Riss
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc.
(Registrant)

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

Dated April 25, 2024

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